                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             JUNIPER NETWORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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

                                 [JUNIPER LOGO]


                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

   The 2002 Annual Meeting of Stockholders of Juniper Networks, Inc. will be held on Wednesday, May 8, 2002 at 9:00 a.m. at The Historic Del Monte Building, 100 South Murphy Street, Third Floor, Sunnyvale, California 94086, to conduct the following business:

        1.     Elect two directors for three-year terms;

        2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002;

        3.     To consider a stockholder proposal submitted to the Company; and

        4. To consider such other business as may properly come before the meeting.

   Stockholders who owned shares of Juniper Networks common stock at the close of business on March 15, 2002 are entitled to attend and vote at the meeting. A complete list of the Company's stockholders will be available at the Company's offices at 1194 North Mathilda Avenue, Sunnyvale, California 94089 prior to the meeting.


                                   By Order of the Board of Directors

                                   Lisa C. Berry
                                   Vice President, General Counsel and Secretary

This notice of meeting and proxy statement and accompanying proxy card are being distributed on or about April 11, 2002.



--------------------------------------------------------------------------------

As a stockholder of Juniper Networks, Inc. you have a right to vote on certain matters affecting the Company. This proxy statement describes the proposals you are voting on this year. It contains important information for you to consider when deciding how to vote so please read it carefully.

                             YOUR VOTE IS IMPORTANT.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

QUESTIONS AND ANSWERS

Q:      WHO CAN VOTE AT THE ANNUAL MEETING?

A: Stockholders who owned Juniper Networks common stock on March 15, 2002 may attend and vote at the annual meeting. Each share is entitled to one vote. There were 331,132,540 shares of Juniper Networks common stock outstanding on March 15, 2002.

Q:      WHY AM I RECEIVING THIS PROXY STATEMENT?

A: This proxy statement describes proposals on which we would like stockholders to vote. It gives you information on these proposals, as well as other information, so that you can make an informed decision.

Q:      WHAT AM I VOTING ON?

A:      We are asking you to vote:

               -    in favor of the election of two directors;

               - in favor of the ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002; and

               - against the stockholder proposal relating to stock option exchange programs.

        There is additional information appearing later in this proxy statement relating to each of the proposals.

Q:      HOW DO I VOTE?

A:      You may vote by any one of the four methods described below.

        1.  YOU MAY VOTE BY MAIL.

        You do this by completing and signing your proxy card and mailing it in the enclosed prepaid and addressed envelope. If you mark your voting instructions on the proxy card your shares will be voted as you instruct.

        If you do not mark your voting instructions on the proxy card, your shares will be voted:

               -    FOR the two named nominees for director,

               - FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002; and

               - AGAINST the stockholder proposal to limit the ability of the Company to offer option exchange programs to employees without prior consent of stockholders.

        2.  YOU MAY VOTE BY TELEPHONE.

        You do this by following the "Vote by Telephone" instructions that came with this proxy statement. If you vote by telephone, you do not need to mail in your proxy card.

        3.  YOU MAY VOTE ON THE INTERNET.

        You do this by following the "Vote by Internet" instructions that came with this proxy statement. If you vote by Internet, you do not need to mail in your proxy card.

        4. YOU MAY VOTE IN PERSON AT THE MEETING.

        We will pass out written ballots to anyone who would like to vote at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting. Holding shares in "street name" means that your shares are held by the broker in its name but in your account. This is not the same as shares that may be described on your brokerage statements as in "safekeeping" -- those shares are in fact in your name.

Q:      WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all of your shares are voted.

Q:      WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A: You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

               -    signing another proxy card with a later date,

               - voting by telephone or on the Internet (your latest telephone or Internet vote is counted), or

               -    voting at the meeting.

Q:      WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY CARD?

A: If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

        Brokerage firms have authority to vote clients' unvoted shares on some "routine" matters. If you do not give a proxy to vote your shares, your brokerage firm may either:

               -    vote your shares on routine matters, or

               -    leave your shares unvoted.

        When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote customers' unvoted shares on non-routine matters. These shares are considered not entitled to vote on non-routine matters, rather than as a vote against the matters.

        We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures that your shares will be voted at the meeting.

        You may have granted discretionary voting authority over your account to your stockbroker.

        Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

        If you hold the shares in your own name, you must vote your shares either by returning a proxy card, voting by telephone or on the Internet or by voting in person at the meeting.

        If you do not vote your shares by mail, telephone, Internet or in person, your shares will not be counted.

Q:      HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A: To hold the meeting and conduct business, a majority of the Company's outstanding shares as of March 15, 2002 must be present at the meeting. This is called a quorum.

        Shares are counted as present at the meeting if the stockholder either:

               -    is present and votes in person at the meeting, or

               - has properly submitted a proxy card, either by mail, telephone or on the Internet.

Q:      HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED AS DIRECTORS?

A: The two nominees receiving the highest number of "FOR" votes will be elected as directors. This number is called a plurality.

Q: HOW MANY VOTES MUST THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS RECEIVE?

A: To pass, the ratification of the independent auditors must receive "FOR" votes from a majority of the shares present at the meeting in person or by proxy.

Q:      HOW MANY VOTES MUST THE STOCKHOLDER PROPOSAL RECEIVE?

A: Approval of the stockholder proposal requires the affirmative vote of a majority of the total votes that are cast on this proposal. If you hold shares in your name, we will vote your shares "AGAINST" the stockholder proposal unless you specify that your shares are to be voted otherwise. If you hold your shares in your own name and abstain from voting, your abstention will have no effect on the vote. Similarly, if you hold your shares through your broker, bank or other institution and you do not instruct them on how to vote on this proposal, they may not vote your shares, and your shares will have no effect on the vote.

Q:      IS CUMULATIVE VOTING PERMITTED FOR THE ELECTION OF DIRECTORS?

A: In the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares held by you. For example, if you own three shares of stock, you can allocate six "FOR" votes (3X2) to as few or as many persons as you choose. Cumulative voting only applies to the election of directors. If you choose to cumulate your votes, you will need to make an explicit statement of your intent to do so, either by so indicating in writing on the proxy card or by stating so when voting at the annual meeting.

Q:      HOW ARE VOTES COUNTED?

A: You may either vote "FOR" or "AGAINST" each nominee for director. You may vote "FOR," "AGAINST" or "ABSTAIN" on the proposal to ratify the appointment of the independent auditors and on the stockholder proposal.

        If you abstain from voting on the ratification of the appointment of the independent auditors, it has the same effect as a vote against.

        If you give your proxy without voting instructions, your shares will be counted as a vote FOR each nominee, FOR ratification of the appointment of the independent auditors and AGAINST the stockholder proposal.

Q:      WHO WILL COUNT THE VOTES?

A: Voting results are tabulated and certified by our agent, ADP Investor Communications Services.

Q:      IS MY VOTE CONFIDENTIAL?

A: Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q:      WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: The proxy card enables you to grant a proxy to those persons named as proxy holders, Marcel Gani, the Company's Chief Financial Officer and Lisa C. Berry, the Company's Vice President, General Counsel and Secretary, to vote your shares at the meeting, as you have instructed them on the proxy card. If an additional proposal is properly presented for a vote they will have the discretion to vote your shares on such additional matters. If for some unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

        Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date.

Q:      WHERE DO I FIND VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting. We will publish the final result in our quarterly report on Form 10-Q for the second quarter of fiscal year 2002.

Q:      WHO PAYS FOR THE COST OF SOLICITING PROXIES?

A: The Company is using Skinner & Co., an outside proxy solicitation firm, to solicit proxies this year at a cost of approximately $7,000. The Company is paying the cost of distributing and soliciting proxies. As a part of the process, the Company reimburses brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to stockholders.

Q:      HOW DO I SUBMIT A PROPOSAL TO BE INCLUDED IN THE PROXY?

A: If you want us to consider including a proposal in the proxy statement for next year, you must deliver it to the Company's Corporate Secretary at our principal executive offices no later than December 12, 2002. The Company's bylaws contain specific procedural requirements regarding a stockholder's ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. If you would like a copy of the procedures contained in our bylaws, please contact: Corporate Secretary, Juniper Networks, Inc., 1194 North Mathilda Avenue, Sunnyvale, CA 94089.

              STRUCTURE AND COMPENSATION OF THE BOARD OF DIRECTORS


NUMBER OF DIRECTORS AND TERMS

    Our Board of Directors consists of seven authorized members. Two directors are nominees for election this year. The remaining five directors will continue to serve the terms described below.

    The structure of our Board of Directors is that of a staggered board. The directors are divided into three classes, Class I, Class II and Class III, with each class being as nearly equal in number as possible and with a three year term for each class. Mr. Hearst and Mr. Kramlich are each Class III directors and have been nominated for re-election as described herein. Mr. Kriens, Mr. Sclavos and Mr. Stensrud are each Class I directors and will stand for re-election at the Company's annual meeting of stockholders to be held in 2003. Dr. Sindhu and Mr. Khosla are Class II directors and will stand for re-election at the Company's annual meeting of stockholders to be held in 2004.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

    The Board of Directors held six regular meetings during 2001. Except for Mr. Khosla and Mr. Sclavos, each director attended at least 75% of all board and applicable committee meetings during 2001. The committees of the Board of Directors are described in the table below. The Board of Directors does not have a nominating committee or a committee serving a similar function; instead the Board of Directors acts as a whole on such matters.

-----------------------------------------------------------------------------------------------------------------------
COMMITTEE - MEMBERS          FUNCTIONS OF THE                                   NUMBER OF MEETINGS -- COMMITTEE 2001
-----------------------------------------------------------------------------------------------------------------------

Audit Committee:
                             -  Please refer to the written charter of the
                                Audit Committee approved by the Board of                          4
                                Directors and included in Appendix A.

William R. Hearst III

C. Richard Kramlich

Stratton Sclavos

-----------------------------------------------------------------------------------------------------------------------

Compensation Committee:      -  Reviews and recommends to the Board
                                of Directors the compensation of all                              1
Vinod Khosla                    officers and directors, including stock
                                compensation and loans.
William R. Stensrud          -  Establishes and reviews general policies
                                relating to the compensation and benefits
                                of employees.

-----------------------------------------------------------------------------------------------------------------------

DIRECTOR COMPENSATION

For years beginning in 2002, the Compensation Committee recommended and the Board of Directors approved, a compensation plan for our non-employee directors. As the Company has grown from a start-up to a more mature company, the Board believes that it is necessary to offer a compensation plan in order to attract new directors. Pursuant to the compensation plan, non-employee directors will receive a $10,000 annual retainer, payable quarterly. In addition, non-employee directors will be paid $1,000 per regular Board meeting attended ($500 if attending by telephone) and $500 per regular committee meeting attended ($250 if attending by telephone) as well as reimbursement of expenses incurred in connection with attending the board or committee meetings. Newly elected or appointed non-employee members of the Board of Directors will receive a non-qualified stock option grant of 20,000 shares following his or her election or appointment to the Board which shall vest annually in 50% increments beginning one year after the date of grant. Following such non-employee director's re-election to the Board in accordance with his or her class, an additional non-qualified stock option grant of 10,000 shares each shall be granted and shall vest in equal annual increments over three years beginning one year after the date of grant. Each option shall be granted pursuant to our Amended and Restated 1996 Stock Plan and shall have a term of not more than ten years; provided however that no option shall continue to vest after a director's resignation or other termination of service as a board member. All vested options must be exercised within 30 days following the board member's cessation of service or they will be cancelled.

MEMBERS OF THE BOARD OF DIRECTORS

SCOTT KRIENS   Mr. Kriens has served as President, Chief Executive Officer and
Chairman of the Board of Directors of Juniper Networks since October 1996. From April 1986 to January 1996, Mr. Kriens served as Vice President of Sales and Vice President of Operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens received a B.A. in Economics from California State University, Hayward. Mr. Kriens also serves on the boards of directors of Equinix, Inc. and VeriSign, Inc.

PRADEEP SINDHU   Dr. Sindhu co-founded Juniper Networks in February 1996 and served as Chief Executive Officer and Chairman of the Board of Directors until September 1996. Since then, Dr. Sindhu has served as Vice Chairman of the Board of Directors and Chief Technical Officer of Juniper Networks. From September 1984 to February 1991, Dr. Sindhu worked as a Member of the Research Staff, and from March 1987 to February 1996, as the Principal Scientist, and from February 1994 to February 1996, as Distinguished Engineer at the Computer Science Lab, Xerox Corporation, Palo Alto Research Center, a technology research center. Dr. Sindhu holds a B.S.E.E. from the Indian Institute of Technology in Kanpur, an M.S.E.E. from the University of Hawaii and a Masters in Computer Science and Ph.D. in Computer Science from Carnegie-Mellon University.

WILLIAM R. HEARST III    Mr. Hearst is a partner with Kleiner Perkins Caufield &
Byers, a venture capital firm located in Menlo Park, California. He has served on the Board of Directors of Juniper Networks since February 1996. From May 1995 to August 1996, he was the Chief Executive Officer of At Home Corporation, a high speed Internet access and consumer online services company. Mr. Hearst was editor and publisher of the San Francisco Examiner from 1984 until 1995. Mr. Hearst serves on the boards of directors of The Hearst Corporation and Hearst-Argyle Television. He also serves on the boards of Oblix, Inc., AllBusiness, Zing, OnFiber and Applied Minds. He is a Fellow of the American Association for the Advancement of Science and a trustee of Carnegie Institution, the Hearst Foundation, Mathematical Sciences Research Institute, the California Academy of Sciences and Grace Cathedral of San Francisco. Mr. Hearst received an AB degree in Mathematics in 1972 from Harvard University.

VINOD KHOSLA    Mr. Khosla has been a General Partner with the venture capital firm of Kleiner Perkins Caufield & Byers since February 1986. He has served on the Board of Directors of Juniper Networks since February 1996. Mr. Khosla was a co-founder of Daisy Systems Corporation, an electronic design automation company, and the founding Chief Executive Officer of Sun Microsystems, Inc., a computer and data networking company. Mr. Khosla also serves on the boards of directors of Asera, Redback Networks, Inc., QWEST Communications International, Inc., Centrata, Nanotectonica, Zambeel, Zaplet and Zepton Networks. Mr. Khosla holds a B.S.E.E. from the Indian Institute of Technology in New Delhi, an M.S.E. from Carnegie-Mellon University, and an M.B.A. from the Stanford Graduate School of Business.

C. RICHARD KRAMLICH    Mr. Kramlich is the co-founder and has been a General
Partner of New Enterprise Associates, L.P., a venture capital fund, since 1978. He has served on the Board of Directors of Juniper Networks since February 1996. He also serves on the boards of directors of Zhone Technologies, Force 10 Networks, Financial Engines, Zambeel, Foveon and Silicon

Graphics, Inc. Mr. Kramlich holds a B.S. in History from Northwestern University and an M.B.A. from Harvard Business School.

STRATTON SCLAVOS.    Mr. Sclavos has been President and Chief Executive Officer of VeriSign Inc. since July 1995. He has served on the Board of Directors of Juniper Networks since May 2000. From October 1993 to June 1995, he was Vice President, Worldwide Marketing and Sales of Taligent, Inc., a software development company that was a joint venture among Apple Computer, Inc., IBM and Hewlett-Packard. Prior to that time, he served in various sales, business development and marketing capacities for GO Corporation, MIPS Computer Systems, Inc. and Megatest Corporation. Mr. Sclavos also serves on the boards of directors of Keynote Systems, Inc. and Marimba, Inc. Mr. Sclavos received his B.S. in Electrical and Computer Engineering from the University of California at Davis in 1981.

WILLIAM R. STENSRUD    Mr. Stensrud has been a General Partner with the venture
capital firm of Enterprise Partners since January 1997. He has served on the Board of Directors of Juniper Networks since October 1996. Mr. Stensrud was an independent investor and turnaround executive from March 1996 to January 1997. During this period, Mr. Stensrud served as President of Paradyne Corporation and as a director of Paradyne Corporation, GlobeSpan Corporation and Paradyne Partners LLP, all data networking companies. From January 1992 to July 1995, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation, a data networking company acquired by 3Com Corporation. From 1986 to 1992, Mr. Stensrud served as the Marketing Vice President of StrataCom, Inc., a telecommunications equipment company, which Mr. Stensrud co-founded. Mr. Stensrud also serves on the boards of directors of Paradyne Corporation, Airfiber, Alvesta, Calient Networks, Ensemble Communications, Inc., LongBoard, Inc., Solus Micro Technologies, Novera Optics. He holds a B.S. degree in Electrical Engineering and Computer Science from Massachusetts Institute of Technology.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

    There are two nominees for election to the Board of Directors this year. The nominees for director this year are William R. Hearst III and C. Richard Kramlich. Each nominee is presently a director of the Company and has served as a director since 1996. Information regarding the business experience of each nominee is provided below. The Company has a classified board of directors and Mr. Hearst and Mr. Kramlich, if elected, will each serve a three year term until the Company's annual meeting in 2005 and until their respective successors are elected. Each of the nominees has consented to serve a new three-year term. There are no family relationships among our executive officers and directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING.

VOTE REQUIRED

    The two persons receiving the highest number of votes represented by outstanding shares of common stock present or represented by proxy and entitled to vote will be elected.

WILLIAM R. HEARST III              Mr. Hearst is a partner with Kleiner Perkins Caufield
Director since  February 1996      & Byers, a venture capital firm located in Menlo Park,
Age 53                             California.  He has served on the Board of Directors
                                   of Juniper Networks since February 1996. From
                                   May 1995 to August 1996, he was the Chief
                                   Executive Officer of At Home Corporation, a
                                   high speed Internet access and consumer
                                   online services

                                   company.  Mr. Hearst was editor and publisher of the
                                   San Francisco Examiner from 1984 until 1995.  Mr.
                                   Hearst serves on the boards of directors of The Hearst
                                   Corporation and Hearst-Argyle Television.  He also
                                   serves on the boards of Oblix, Inc., AllBusiness,
                                   Zing, OnFiber and Applied Minds.  He is a Fellow of
                                   the American Association for the Advancement of
                                   Science and a trustee of Carnegie Institution, the
                                   Hearst Foundation, Mathematical Sciences Research
                                   Institute, the California Academy of Sciences and
                                   Grace Cathedral of San Francisco.  Mr. Hearst received
                                   an AB degree in Mathematics in 1972 from Harvard
                                   University.

C. RICHARD KRAMLICH                Mr. Kramlich is the co-founder and has been a General
Director since February 1996       Partner of New Enterprise Associates, L.P., a venture
Age 67                             capital fund, since 1978.  He has served on the Board
                                   of Directors of Juniper Networks since February 1996.
                                   He also serves on the boards of directors of Zhone
                                   Technologies, Force 10 Networks, Financial Engines,
                                   Zambeel, Foveon and Silicon Graphics, Inc.  Mr.
                                   Kramlich holds a B.S. in History from Northwestern
                                   University and an M.B.A. from Harvard Business School.


                                  PROPOSAL TWO

                      RATIFICATION OF INDEPENDENT AUDITORS

    Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Fees paid to the independent auditors were $495,000 for the audit of the consolidated financial statements for the fiscal year ended December 31, 2001 and for the review of the consolidated financial statements included in the Company's quarterly filings on Form 10Q, $194,000 for audit-related services and $280,000 for non-audit services, which were primarily tax services. Audit related services generally include fees for statutory audits, due diligence, and SEC registration statements.

Representatives of the firm of Ernst & Young LLP are expected to attend the meeting, where they will be available to respond to questions and, if they desire, make a statement.

VOTE REQUIRED

Ratification of the appointment of the independent auditors for the 2002 fiscal year requires the vote of a majority of the shares present at the meeting in person or by proxy.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR.


                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during fiscal year 2001.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2001, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are primarily responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed with the independent auditors their independence from management and the Company (including the matters in the written disclosures required by the Independence Standards Board) and considered the compatibility of non-audit services with the auditors' independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to ratification by the stockholders, the selection of Ernst & Young LLP as the Company's independent auditors.


                                            MEMBERS OF THE AUDIT COMMITTEE
                                                   William R. Hearst III
                                                   C. Richard Kramlich
                                                   Stratton Sclavos



                                 PROPOSAL THREE

        We received a stockholder proposal this year. The author and proponent of the following resolution is the New York State Common Retirement Fund, Albany, New York 12236 (the "Proponent"). The Proponent beneficially owns 932,490 shares of our common stock. The Proponent has requested that we include the following proposal and supporting statement in this proxy statement. The stockholder proposal is quoted verbatim in italics, below. FOR THE REASONS STATED IN OUR RESPONSE, WHICH FOLLOWS THE STOCKHOLDER PROPOSAL, OUR BOARD OF DIRECTORS STRONGLY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" THE STOCKHOLDER PROPOSAL.

PROPONENT'S PROPOSAL

RESOLVED: That the shareholders of Juniper Networks, Incorporated ("Juniper") urge the Board of Directors of Juniper to adopt a policy that Juniper shall not reprice (or terminate and later re-grant options) to a lower exercise price any stock option already granted to any employee or director of Juniper, without the approval of the holders of a majority of Juniper's issued and outstanding shares of common stock.

SUPPORTING STATEMENT:

This proposal is made by the New York State Common Retirement Fund, one of the largest public pension funds in the world. The Fund has assets in excess of $110 billion which are invested on behalf of over 900,000 active and retired employees of New York State and local governments.

The Fund periodically introduces proposals like this one to encourage companies in which it invests to adopt corporate governance principles that are consistent with the best interests of all shareholders.

Following a substantial decline in its stock price, Juniper announced that effective November 26, 2001, it was repricing certain stock options by offering option holders the choice to terminate options previously granted in exchange for options to purchase an equal number of shares at an exercise price equal to the market price on a new grant date.

Stock option grants are used to attract, retain and motivate qualified employees. Shareholders generally support the use of reasonable incentive compensation, particularly when the compensation plan is designed to reward superior performance and align management's interests with those of the shareholders.

Repricing is the practice of lowering the exercise price for stock options whose exercise price is above the market price of the stock, or allowing such options to be exchanged for options with lower exercise prices. This practice undermines the goal of linking executive compensation to company performance. Repricing essentially rewards poor performance and divides the interests of option holders from those of shareholders who cannot reprice their stock.

In an effort to discourage repricings, the Financial Accounting Standards Board
(FASB) has ruled that repriced options will not receive the favorable accounting treatment normally given to stock option grants. While Juniper's plan to terminate and re-grant options may circumvent those rules and technically avoid unfavorable accounting treatment, it is clear that Juniper's repricing is substantially the practice that the FASB rule was intended to discourage.

As reasonable shareholders, we recognize that certain situations may justify stock option repricing. In those rare instances, however, shareholders, not then Board of Directors, should decide on the appropriateness of repricing.

In the year ending November 23, 2001, Juniper's stock performance has declined significantly and it has lagged major market indices substantially. Shareholders have suffered from this decline, and we believe the incentive should be for management to increase the long-term performance of Juniper rather than increase their opportunity to gain personally from a decline in market value.

For all of these reasons, we urge you to support this proposal.

MANAGEMENT'S RESPONSE

Our Board of Directors unanimously recommends a vote "AGAINST" the proposal for the following reasons:

Stock options are used by us to attract and retain qualified employees. In the competitive job market where we have to compete against both established companies with more traditional compensation programs and start up companies with compensation programs that are primarily stock-based, we have to strike a balance between salary compensation and stock option incentives. Between June 1999 (when we went public) until October 2000, the market price for our stock increased significantly as did that of many companies in the telecommunications sector. After the economy began to falter at the end of 2000 and we entered into a recession in 2001, our stock price began to decline as did most other companies in the telecommunications sector.

As a general matter, we agree with the Proponent that the repricing of stock options is only justified in extraordinary circumstances; however we disagree with the Proponent that stockholder approval should be a precondition to an exchange of options. The focused nature of our Exchange Program shows that the Board of Directors acted in the best interests of the Company and its stockholders in light of the circumstances with which it was faced.

The competition for qualified employees was and continues to present us with significant challenges. Our employee option holders do not own shares of stock by virtue of stock option grants. They have a right to purchase stock in the future at a price which is the fair market value on the date of the stock option grant. Unlike a stockholder that can sell its holdings at any time, our employees have to work at the Company for a year before he or she can exercise the vested portion of the option granted.

The Financial Accounting Standards Board (the "FASB") introduced the requirement of a minimum six-month waiting period between termination of old options and grant of new options because prior practice had allowed for simultaneous repricing. In fact, the old grants were not cancelled -- they remained in place and the exercise price simply changed. The FASB believed that a simultaneous repricing was effectively compensation to the employees as there was no risk. The new rules addressed that concern and require that an employee be at risk for at least six months and, in that case, the new grant is not treated the same as compensation. During the six month waiting period, the employee is at risk because if he or she is not employed on the date of the new grant, for any reason (voluntary or involuntary termination, reduction in force, death) he or she does not receive the new option grant. It is also not the case that an employee will automatically receive a lower price than the original option exercise price -- the new options are granted at fair market value on the date of grant regardless of whether that is above or below the price of the exchanged options.

In the fall of 2001, we decided that it was in the Company's best interest to address the fact that the stock options that had been granted to employees in 2000 were priced such that they did not have the necessary retention value -- most of our current employees were hired during 2000 and none of them had stock options with exercise prices equal to or lower than the market value of our stock as of their vesting dates one year after being hired. Although employees always face the possibility that other employees that are hired after them may have or get an exercise price that is more favorable than theirs (even after having put in substantial time and effort on behalf of the Company), we were nevertheless faced with a majority of our employees having options that provided little or no retention value. We believed very strongly that simply to grant new options would not be in the best interests of the stockholders as it would increase the total number of stock options outstanding and dilute their Company holdings. Accordingly, we implemented an Exchange Program as a tender offer in accordance with the requirements of the Securities and Exchange Commission's tender offer rules.

The Proponent is asking you to limit the discretion of your Board of Directors, hinder its ability to act quickly and decisively if future circumstances warrant an exchange and to require the Company to incur the time delay and expense of holding a special stockholder meeting in order to have an option exchange in the future.

The Proponent notes that stockholders suffered from the stock price decline and appears to suggest that the Exchange Program somehow caused a divided interest between our employees and our stockholders who cannot reprice their stock. This argument ignores that virtually all of our senior management are substantial stockholders, who have a large proportion of their net worth invested in our common stock. Management, our employees and our stockholders have the same interests -- maximizing the Company's value and thereby increasing shareholder value. The stock option incentives put in place by the Company for our employees motivates and incentivizes them to further those goals of maximizing shareholder value.

VOTE REQUIRED

Approval of this stockholder proposal requires the affirmative vote of a majority of the total votes that are cast on this proposal. If you hold shares in your name, we will vote your shares "AGAINST" the stockholder proposal unless you specify that your shares be voted in a different manner. If you hold your shares in your own name and abstain from voting, your abstention will have no effect on the vote. Similarly, if you hold your shares through your broker, bank or other institution and you do not instruct them on how to vote on this proposal, they may not vote your shares, and your shares will have no effect on the vote.

FOR THE REASONS ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" APPROVAL OF THE STOCKHOLDER PROPOSAL REGARDING REPRICING OF STOCK OPTIONS.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as of March 15, 2002 concerning each beneficial owner of more than 5% of the Company's common stock. The number of shares beneficially owned is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such owner has the sole or shared voting power or investment power and also any shares that such owner has the right to acquire as of May 15, 2002 (within 60 days of the record date of March 15, 2002) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

--------------------------------------------------------------------------------------------
 NAME AND ADDRESS OF BENEFICIAL OWNER         AMOUNT AND NATURE OF          PERCENTAGE OF
                                              BENEFICIAL OWNERSHIP              CLASS
--------------------------------------------------------------------------------------------
AXA Financial, Inc.
1290 Avenue of the Americas                   27,693,259 shares(1)            8.6%(1)
New York, N.Y.  10104
--------------------------------------------------------------------------------------------
Oak Associates, Ltd.
3875 Embassy Parkway                             17,638,000(2)                5.46%(2)
Akron, Ohio  44333
--------------------------------------------------------------------------------------------
Scott Kriens
c/o Juniper Networks, Inc.                    17,383,709 shares(3)            5.25%
1194 North Mathilda Avenue
Sunnyvale, CA  94089
---------------------------------------- -------------------------------- ------------------

----------
(1) Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002. AXA Financial, Inc. is the parent holding company for several entities that hold our common stock as investment advisors, including Alliance Capital Management L.P. which holds 27,218,022 shares on behalf of client discretionary investment advisory accounts.

(2) Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 5, 2002.

(3) Includes 17,356,672 shares held by the Kriens 1996 Trust, of which Mr. Kriens and his spouse are the trustees and 27,037 shares held by the Kriens Family Foundation.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of March 15, 2002 concerning the ownership by the executive officers and directors of the Company's common stock. The number of shares beneficially owned is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such owner has the sole or shared voting power or investment power and also any shares that such owner has the right to acquire as of May 15, 2002 (within 60 days of March 15, 2002) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

                                              AMOUNT AND NATURE OF          PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)       BENEFICIAL OWNERSHIP            CLASS(2)
---------------------------------------       --------------------          -------------
Scott Kriens(3)
Chairman, Chief Executive Officer and
 President                                      17,383,709 shares               5.25%

Pradeep Sindhu(4)
Vice Chairman, Chief Technical Officer          13,317,649 shares               4.01%

Marcel Gani(5)
Chief Financial Officer                          2,023,755 shares                 *

Peter Wexler(6)
Vice President Wireless Business                 3,286,080 shares                 *

William R. Hearst III
Director
c/o Kleiner Perkins Caufield & Byers             1,131,018 shares                 *
2750 Sand Hill Road
Menlo Park, CA  94025

Vinod Khosla(7)
Director
c/o Kleiner Perkins Caufield & Byers             2,705,964 shares                 *
2750 Sand Hill Road
Menlo Park, CA  94025

C. Richard Kramlich
Director
c/o New Enterprise Associates                      457,881 shares                 *
2490 Sand Hill Road
Menlo Park, CA  94025

Stratton Sclavos(8)
Director                                            48,000 shares                 *
VeriSign, Inc.
1350 Charleston Road
Mountain View, CA  94303

William R. Stensrud(9)
Director
c/o Enterprise Partners                          1,600,752 shares                 *
7979 Ivanhoe Avenue, Suite 550
La Jolla, CA  92037

All Directors and Executive Officers
as a group (9 persons)(10)                     41,954,808 shares              12.64%

----------
 *   Less than 1% of the outstanding shares of common stock.

(1) Unless otherwise noted above, the address for each of the officers and directors is c/o Juniper Networks, Inc., 1194 North Mathilda Avenue, Sunnyvale, CA 94089.

(2) The percentages are calculated using 331,132,540 outstanding shares of the Company's common stock on March 15, 2002 as adjusted pursuant to Rule 13d-3(d)(1)(i).

(3) Includes 17,356,672 shares held by the Kriens 1996 Trust, of which Mr. Kriens and his spouse are the trustees and 27,073 shares held by the Kriens Family Foundation.

(4) Includes 840,000 shares which are subject to options that may be exercised within 60 days of March 15, 2002. Also includes a total of 360,000 shares held in custody for Dr. Sindhu's children pursuant to the California Uniform Transfers to Minors Act, a total of 1,405,090 shares held in trusts for the benefit of Dr. Sindhu and his spouse, 9,117,815 shares held by the Sindhu Family Trust and 6,867 shares held by Dr. Sindhu's spouse.

 (5) Includes 2,018,851 shares held in the name of the Gani 1995 Trust of which Mr. Gani and his spouse are the trustees.

 (6) Includes 6,120 shares which are subject to options that may be exercised within 60 days of March 15, 2002.

 (7) Includes 1,300,106 shares held in trust for the benefit of Mr. Khosla's children.

 (8) Includes 40,000 shares which are subject to options that may be exercised within 60 days of March 15, 2002.

 (9) Includes 20,000 shares which are subject to options that may be exercised within 60 days of March 15, 2002 and 1,580,752 shares held in a trust as community property.

(10)  Includes all shares referenced in Notes 3 through 9 above.


                             EXECUTIVE COMPENSATION

    The following table shows, for the last three fiscal years, compensation information for the Company's Chief Executive Officer and the other most highly compensated executive officers. These officers are referred to herein as Named Executive Officers.


                           SUMMARY COMPENSATION TABLE


                                           ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                     ------------------------------- --------------------------------------
                                                                       AWARDS
                                                                     ----------
                                                                     RESTRICTED  SECURITIES
 NAME AND PRINCIPAL                                     OTHER ANNUAL   STOCK     UNDERLYING      ALL OTHER
 POSITION                     YEAR    SALARY     BONUS  COMPENSATION  AWARD(S)     OPTIONS     COMPENSATION
----------------------------  ----   --------  -------- ------------  ---------  -----------   ------------
Scott Kriens                  2001   $275,000  $157,960     --(1)         NA          -0-(2)        $ --
Chairman, Chief Executive     2000    250,000   114,000     --(1)         NA      400,000(2)          --
Officer and President         1999    170,000     5,000     --(1)         NA    1,800,000(2)          --

Pradeep Sindhu                2001   $185,000  $ 62,600     --(1)         NA          -0-(2)        $ --
Vice Chairman and Chief       2000    170,000    48,936     --(1)         NA      100,000             --
Technical Officer             1999    145,000    12,425     --(1)         NA    1,080,000(2)          --

Marcel Gani                   2001   $185,000  $ 90,806     --(1)         NA          -0-(2)        $ --
Chief Financial Officer       2000    170,000    77,781     --(1)         NA      100,000(2)          --
                              1999    150,000    12,500     --(1)         NA      480,000(2)          --

Peter Wexler                  2001   $185,000  $ 62,735     --(1)         NA          -0-(2)        $ --
Vice President                2000    170,000   54,688      --(1)         NA      100,000(2)          --
  Wireless Business           1999    150,000    6,000      --(1)         NA      480,000(2)          --

----------
(1) Consists of the standard employee benefit portion paid by the Company for all employees for premiums for term life insurance. No amounts are reported because they are less than the lesser of: (a) $50,000 or (b) 10% of the total salary and bonus for each of the Named Executive Officers.

(2) In October 2001, the Company commenced a tender offer for certain of the stock options held by its employees that had an exercise price in excess of $10 per share. On November 26, 2001, the tender offer period expired and any options exchanged were cancelled effective on that date. In accordance with the requirements of the Financial Accounting Standards Board, if an employee participated in the option exchange program he or she may not receive any stock option grants for a minimum of six months and one day after the date of cancellation. Our executive officers, but not our directors, were entitled to participate in the exchange program. Mr. Kriens elected to participate and accordingly, effective November 26, 2001, the options listed on the above chart for the years 1999 and 2000 were cancelled. Dr. Sindhu elected to participate as to those options granted to him in 2000 and accordingly, effective November 26, 2001, those options listed on the above chart for the year 2000 were cancelled. Mr. Gani elected to participate and accordingly, effective November 26, 2001, those options listed on the above chart for the years 1999 and 2000 were cancelled. Mr. Wexler elected to participate and accordingly, effective November 26, 2001, the options listed on the above chart for the years 1999 and 2000 were cancelled. The Company expects that new options will be granted on or after May 28, 2002.

                        STOCK OPTION GRANTS AND EXERCISES

    The following tables set forth the stock options granted to the Named Executive Officers under the Company's stock option plans and the options exercised by such Named Executive Officers during the fiscal year ended December 31, 2001.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The Option/SAR Grant Table sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. During 2001, no stock options were granted to any of the Named Executive Officers.

                                   PERCENT OF                         POTENTIAL REALIZABLE VALUE AT
                        NO. OF   TOTAL OPTIONS                           ASSUMED ANNUAL RATES OF
                      SECURITIES    GRANTED     EXERCISE              STOCK APPRECIATION FOR OPTION
                      UNDERLYING  TO EMPLOYEES    PRICE                           TERM
                        OPTIONS      DURING        PER    EXPIRATION  -----------------------------
         NAME         GRANTED(1)     PERIOD       SHARE      DATE           5%              10%
         ----         ---------  -------------  --------  ----------  -------------   -------------
Scott Kriens              None         NA          NA         NA           NA               NA
Pradeep Sindhu            None         NA          NA         NA           NA               NA
Marcel Gani               None         NA          NA         NA           NA               NA
Peter Wexler              None         NA          NA         NA           NA               NA

----------
(1) No options were granted to any of the Named Executive Officers during the last fiscal year.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during the last fiscal year.

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                     OPTIONS AT          IN-THE-MONEY OPTIONS AT
                         SHARES                    DECEMBER 31, 2001       DECEMBER 31, 2001(1)
                       ACQUIRED ON    VALUE   -------------------------  -------------------------
         NAME           EXERCISE    REALIZED  EXERCISABLE UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
         ----          -----------  --------  ----------- -------------  ----------- -------------
Scott Kriens                --         --            --            --            --        --
Pradeep Sindhu              --         --       690,000       390,000            --        --
Marcel Gani                 --         --            --            --            --        --
Peter Wexler                --         --         6,120            --      $114,273        --

----------
(1) The value of in-the-money options is based on the closing price on December 31, 2001 of $18.95 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.


                              EMPLOYMENT AGREEMENTS

   The Company entered into a change of control agreement with Mr. Kriens on October 1, 1996, which provides that he will be entitled to base compensation and benefit payments for a period of three months in the event that his employment is terminated in connection with a change of control of Juniper Networks. Further, Mr. Kriens' restricted stock would be released from any repurchase option and his stock options would become vested and exercisable as to an additional amount equal to that amount which would have vested and become exercisable had Mr. Kriens remained employed for a period of 18 months following the change of control. If his employment continues following a change of control, his stock options will be vested and exercisable at a rate 1.5 times the rate otherwise set forth in the stock option agreement for a period of twelve months following the change of control. Under the employment agreement, Mr. Kriens is entitled to receive three months' base compensation and benefits, regardless of whether there is a change of control, in the event that his employment is involuntarily terminated. Upon involuntary termination, and regardless of whether there has been a change of control, Mr. Kriens' restricted stock and stock options would become immediately vested and exercisable as to an additional amount equal to the number of stock options which would have become vested and exercisable during the three-month period following the involuntary termination had Mr. Kriens remained employed by the Company.

   The Company entered into a change of control agreement with Mr. Gani in February 1997, which provides that he will be entitled to receive base compensation and benefits for a period of three months, in the event of involuntary termination. In the event of a change of control at Juniper Networks, the vesting of Mr. Gani's stock options will accelerate as to that number of options equal to the number of shares that would vest over the next 30 months in accordance with the Company's standard vesting schedule or the balance of his unvested stock, whichever amount is less.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

    The Compensation Committee is comprised of two of the independent, non-employee members of the Board of Directors, neither of whom have interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock options to the full Board of Directors. The Compensation Committee, pursuant to its charter, periodically reviews the approach to executive compensation and makes changes as competitive conditions and other circumstances warrant.

COMPENSATION PHILOSOPHY

    At the end of 1999 following the Company's successful initial public offering, the Compensation Committee reviewed the compensation of the Company's executive officers and determined that the Company needed to make adjustments to the compensation to move away from a compensation structure reflective of a "start-up" company and to more appropriately reflect the Company's size and value. The Compensation Committee also recognized that in order for the Company to develop new products and scale the business, the ability to attract, retain and reward executive officers who will be able to operate effectively in a high growth, complex environment is vital. In that regard, the Company must offer compensation that (a) is competitive in the industry; (b) motivates executive officers to achieve the Company's strategic business objectives; and (c) aligns the interests of executive officers with the long-term interests of stockholders. In 2000, the Compensation Committee continued implementing its plan to normalize the compensation structure for the executive officers of the Company and expected that it would do the same during 2001.

    The Company uses salary, a management incentive plan and stock options to meet these requirements. For incentive-based compensation, the Compensation Committee considers the desirability of structuring such compensation arrangements so as to qualify for deductibility under Section 162(m) of the Internal Revenue Code. As the Compensation Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Compensation Committee reaches its decisions with a view towards the Company's overall performance. The economic downturn during 2001 presented significant challenges to the Company and also caused the Compensation Committee to re-evaluate its plan of normalizing the compensation structure.

EXECUTIVE OFFICER COMPENSATION

    The Compensation Committee's approach is predicated upon the philosophy that a substantial portion of aggregate annual compensation for executive officers should be contingent upon the Company's performance and an individual's contribution to the Company's success in meeting certain critical objectives. In addition, the Compensation Committee strives to align the interests of the Company's executive officers with the long-term interests of stockholders through stock option grants such that grants of stock options should relate the performance of the executive to the market perception of the performance of the Company.

    The Company provides its executive officers with a compensation package consisting of base salary, variable incentive pay and participation in benefit plans generally available to other employees. The Compensation Committee considers market information from published survey data provided to the Compensation Committee by the Company's human resources staff. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of other companies considered by the Compensation Committee to be peers in the Company's industry.

    BASE SALARY. The Compensation Committee, in reviewing compensation at the end of 2001 determined that although the plan to continue normalizing the compensation structure is important for the long term growth of the executive team and the Company, it accepted management's recommendation for no increases to base salary for the upcoming fiscal year. Management's recommendation and agreement by the Compensation Committee was based on the current business environment.

   MANAGEMENT INCENTIVE PLAN. The Company has an incentive bonus plan which is a percentage of base salary measured against the performance of the Company relative to certain goals for profitability and individual performance of certain key strategic objectives of the Company.

   STOCK OPTION GRANTS. Grants of stock options to executive officers are based upon each executive officer's relative position, responsibilities, historical and expected contributions to the Company, and the executive officer's existing stock ownership and previous option grants. Stock options are granted at market price on the date of grant and will provide value to the executive officers only when the price of the Company's Common Stock increases over the exercise price.

   The Company offered employees, including executive officers, the opportunity to participate in an option exchange program. The Compensation Committee approved and ratified the participation by the executive officers of the Company. It determined that, with the exercise price of the stock options being far in excess of market values, the stock options did not provide the necessary incentive for the executive officers and to simply grant more options would not be appropriate.

CHIEF EXECUTIVE OFFICER COMPENSATION

        Effective for fiscal year 2002, the base salary of Mr. Kriens remains at $275,000 with a target bonus percentage of 100% of base salary. No option shares were granted to Mr. Kriens in 2001.


                                    MEMBERS OF THE COMPENSATION COMMITTEE

                                                 Vinod Khosla
                                                 William R. Stensrud


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


                             STOCK PERFORMANCE GRAPH

The following performance graph shows the cumulative total stockholder return assuming the investment of $100 on June 25, 1999 (the date of the Company's initial public offering) in each of Juniper Networks common stock, the Nasdaq Composite Index and the Nasdaq Telecommunications Index. The performance shown is not necessarily indicative of future performance.


                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                             JUNIPER NETWORKS, INC.,

                         THE NASDAQ COMPOSITE INDEX AND
                       THE NASDAQ TELECOMMUNICATIONS INDEX


                             CUMULATIVE TOTAL RETURN
                     JUNE 25, 1999 THROUGH DECEMBER 31, 2001


                    Date          JNPR       Telecom     Composite
             31-Dec-2001       114.994        35.842        76.407
             28-Sep-2001        58.862        30.763        58.715
             29-Jun-2001       188.723        47.200        84.667
             30-Mar-2001       230.352        49.693        72.092
             29-Dec-2000       764.981        70.196        96.783
             29-Sep-2000      1328.572       110.562       143.883
             30-Jun-2000       883.312       131.882       155.372
             31-Mar-2000       799.684       166.918       179.141
             31-Dec-1999       343.869       153.800       159.415
             30-Sep-1999       184.134        94.635       107.581
             25-Jun-1999       100.000       100.000       100.000

Source: FactSet Research 3/21/02


                              CERTAIN TRANSACTIONS

During our last fiscal year ending December 31, 2001, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these people had or will have a direct or indirect material interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Juniper Networks believes that during 2001, all filings with the SEC by its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of Juniper Networks common stock under Section 16(a) of the Securities Exchange Act of 1934, as amended; however the Company determined that Mr. Wexler inadvertently failed to report the sale of shares of the Company's Common Stock on his Form 4 for the month of April 2001. Mr. Wexler subsequently filed a Form 4 reporting such sale.


                                  OTHER MATTERS

    The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.



                                         THE BOARD OF DIRECTORS

April 11, 2002

                                                                      APPENDIX A



              AUDIT COMMITTEE CHARTER OF THE BOARD OF DIRECTORS OF

                             JUNIPER NETWORKS, INC.

PURPOSE

The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and external audit requirements of Juniper Networks, Inc. and its subsidiaries (the "Company"), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.


MEMBERSHIP

The Audit Committee will consist of at least three members of the Board, all of whom shall be independent, financially literate, and at least one of which shall have accounting or related financial management expertise, in accordance with the rules of the Nasdaq National Market and the Securities and Exchange Commission. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

RESPONSIBILITIES

The responsibilities of the Audit Committee shall include:

1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls.

2.      Reviewing the independent auditors' proposed audit scope and approach.

3. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

4. Reviewing the performance of the independent auditors and ensure that the independent auditors are accountable to the Board of Directors, as representatives of shareholders.

5. Recommending the appointment of independent auditors to the Board of Directors.

6.      Reviewing fee arrangements with the independent auditors.

7. Ensuring receipt from the independent auditors of a formal written statement delineating between the auditor and the Company, consistent with Independence Standards Board Standard 1, as well as actively engaging in a dialog with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

8. Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

9. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

10. Overseeing compliance with SEC requirements for disclosure of auditor's services and audit committee members and activities;

11. Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

13. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

15. Reviewing related party transactions for potential conflicts of interest;

16. Reviewing and reassessing the adequacy of this formal written charter on an annual basis; and

17. Performing other oversight functions as requested by the full Board of Directors.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS

The Audit Committee will meet at least one time each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

REPORTS

The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

MINUTES

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                  DIRECTIONS TO THE HISTORIC DEL MONTE BUILDING

                             100 S. MURPHY AVE. #103

                            SUNNYVALE, CA 94086-6118


FROM HIGHWAY 101 NORTHBOUND OR SOUTHBOUND:
Exit Mathilda Avenue South. Proceed 1.5 miles to Washington Avenue. Turn left. Go 3 blocks to Murphy Avenue and turn left. The Historic Del Monte Building is at the end of the block on the right. (See map) "for parking" (See map for parking) "The banquet office is on the rear of the building facing Sunnyvale Ave. Look for the green awning that says "Banquet Office" and " The elevator can be found at the rear entrance".

FROM HIGHWAY 280 NORTHBOUND:
Exit at De Anza Blvd and turn right. (De Anza Blvd. will become Sunnyvale/Saratoga Rd.) Proceed 2 miles to El Camino Real. Cross El Camino and drive to Washington Avenue. Turn right on Washington. Go 3 blocks to Murphy Avenue and turn left. The Historic Del Monte Building is at the end of the block on the right. (See map) "for parking" (See map for parking) "The banquet office is on the rear of the building facing Sunnyvale Ave. Look for the green awning that says "Banquet Office" and " The elevator can be found at the rear entrance".

FROM HIGHWAY 280 SOUTHBOUND:
Exit at De Anza Blvd. and turn left. (De Anza Blvd. will become Sunnyvale/Saratoga Rd.) Proceed 2 miles to El Camino Real. Cross El Camino and drive to Washington Avenue. Turn right on Washington. Go 3 blocks to Murphy Avenue and turn left. The Historic Del Monte Building is at the end of the block on the right. (See map) "for parking" (See map for parking) "The banquet office is on the rear of the building facing Sunnyvale Ave. Look for the green awning that says "Banquet Office" and " The elevator can be found at the rear entrance".

FROM HIGHWAY 880 NORTHBOUND OR SOUTHBOUND:
Exit at Highway 237 and drive to the Mathilda Exit. Turn left and drive 2 miles to Washington Avenue. Turn left. Go 3 blocks to Murphy Avenue and turn left. The Historic Del Monte Building is at the end of the block on the right. (See map) "for parking" (See map for parking) "The banquet office is on the rear of the building facing Sunnyvale Ave. Look for the green awning that says "Banquet Office" and " The elevator can be found at the rear entrance".



                                  [BOX OMITTED]

                                  [BOX OMITTED]

                            JUNIPER NETWORKS, INC.

                      2002 ANNUAL MEETING OF STOCKHOLDERS

                             WEDNESDAY, MAY 8, 2002

                                    9:00 A.M.

                        THE HISTORIC DEL MONTE BUILDING

                            100 SOUTH MURPHY STREET
                                  THIRD FLOOR
                              SUNNYVALE, CA 94068

================================================================================

JUNIPER NETWORKS, INC.
1194 N. MATHILDA AVENUE, SUNNYVALE, CA 94089


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 8, 2002.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 AND "AGAINST" ITEM 3.

By signing the proxy, you revoke all prior proxies and appoint Marcel Gani and Lisa C. Berry, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


Address Change: _______________________________________________________

                _______________________________________________________

                _______________________________________________________

                If you noted an Address Change above, please check the corresponding box on the reverse side.

JUNIPER NETWORKS, INC.
1194 N. MATHILDA AVENUE
SUNNYVALE, CA 94089

                             (*)HOUSEHOLDING OPTION

MARK "FOR" TO ENROLL THIS ACCOUNT TO RECEIVE CERTAIN FUTURE SECURITY HOLDER DOCUMENTS IN A SINGLE PACKAGE PER HOUSEHOLD. MARK "AGAINST" IF YOU DO NOT WANT TO PARTICIPATE. SEE ENCLOSED NOTICE. TO CHANGE YOUR ELECTION IN THE FUTURE, CALL 1-800-542-1061.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Juniper Networks, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                 JNPERP       KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                         DETACH AND RETURN THIS PORTION ONLY
                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
================================================================================================================================

JUNIPER NETWORKS, INC.

    The Board of Directors Recommends a Vote
    FOR Items 1 and 2.

                                                             FOR  WITHHOLD  FOR ALL     To withhold authority to vote, mark
    1.   ELECTION OF DIRECTORS:                              ALL     ALL     EXCEPT     "For All Except" and write the nominee's
         01) William R. Hearst III   02) C. Richard Kramlich [ ]     [ ]       [ ]      number on the line below.
                                                                                        ________________________________________

                                                                                        FOR  AGAINST  ABSTAIN
VOTE ON PROPOSALS                                                                       [ ]     [ ]      [ ]

 2.   RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3

3.   STOCKHOLDER PROPOSAL FOR JUNIPER NETWORKS TO ADOPT A POLICY NOT TO REPRICE
     STOCK OPTIONS WITHOUT THE PRIOR APPROVAL OF A MAJORITY OF OUTSTANDING
     SHARES.                                                                            [ ]     [ ]      [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO
DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND "AGAINST" PROPOSAL
3.

Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Address Change?  Mark this box and indicate changes on the     [ ]
reverse side.

                                              FOR  AGAINST
         (*)HOUSEHOLDING OPTION               [ ]    [ ]
---------------------------------------------                             ---------------------------------------------

---------------------------------------------                             ---------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]      Date                              Signature (Joint Owners)                 Date
================================================================================================================================